AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 1999
                                                      REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ROWAN COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                     2800 POST OAK BOULEVARD, SUITE 5450                                  75-0759420
(STATE OR OTHER JURISDICTION OF                    HOUSTON, TEXAS                    77056-6196           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP  CODE)         IDENTIFICATION NO.)


                              ROWAN COMPANIES, INC.
                           RESTATED 1988 NONQUALIFIED
                                STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)



                                  C. R. PALMER
                       2800 POST OAK BOULEVARD, SUITE 5450
                            HOUSTON, TEXAS 77056-6196
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)



                                 (713) 621-7800
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                   Proposed Maximum      Proposed Maximum
                                                                    Offering Price      Aggregate Offering        Amount of
Title of Securities to be Registered  Amount to be Registered(1)     Per Share(2)           Price(2)           Registration Fee
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.125 par value(3)          3,000,000(1)               $18.78125(2)         $56,343,750(2)         $15,663.56
=================================================================================================================================


(1) Subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of Common Stock, par value $.125 per share of the registrant as may be issuable as a result of anti-dilution provisions of the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange on July 30, 1999.

(3) Includes the preferred stock purchase rights (as adjusted and as subject to further adjustment in certain events, including stock splits, stock dividends or similar transactions) associated with the Common Stock.

===============================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


    As a participant in the 1988 Restated Nonqualified Stock Option Plan (the "Plan"), you will be or have already been sent the documents containing the information called for in this Part I of Form S-8. These documents, together with the documents incorporated by reference herein (discussed in Item 3 below), make up the prospectus which meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Securities and Exchange Commission ("SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information by referring to those documents. Any information incorporated by reference is considered to be part of the prospectus. In addition, information that we file later with the SEC will automatically update and supersede this information. All documents filed by Rowan Companies, Inc. (the "Company") and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents. This registration statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by the Company with the SEC pursuant to the Exchange Act.

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     (ii)  The Company's Quarterly Report on Form 10-Q dated March 31, 1999.

     (iii) The description of the Common Stock contained in the Company's registration statement on Form 8-A (no. 1-5491) filed with the SEC on May 13, 1993 and the description of the Preferred Stock Purchase Rights contained in the Company's registration statement on Form 8-A/A filed with the SEC on August 6, 1997, in each case as amended.


ITEM 4. DESCRIPTION OF SECURITIES.

    The information required by Item 4 is not applicable to this registration statement because the class of securities to be offered is registered under
Section 12 of the Exchange Act.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Certificate of Incorporation and Bylaws contain provisions permitted by the Delaware General Corporation Law (under which the Company is organized) which, in general terms, provide that directors and officers will be indemnified by the Company, to the full extent authorized or permitted by law, for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of the Company. In addition, the Company's Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law which limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty of care.

    The Company maintains directors' and officers' liability insurance. Subject to stated conditions, the policy insures the directors and officers of the Company against liability arising out of actions taken in their official capacities. The policy will pay on behalf of the directors and officers for those losses for which they are held personally liable and not indemnified by the Company.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    The information required by Item 7 is not applicable to this registration statement.


ITEM 8. EXHIBITS.

Exhibit
Number                               Description
- ------                               -----------
4.1            Restated Certificate of Incorporation of the Company dated
               February 17, 1984 and Exhibits 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9
               below.

4.2 Bylaws of the Company, amended as of July 14, 1998, incorporated by reference to Exhibit 3 to the Company's Form 10-Q for the fiscal quarter ended June 30, 1998 (File No. 1-5491).

4.3 Rights Agreement as amended between the Company and Citibank, N.A. as Rights Agent incorporated by reference to Exhibit 4d to the Company's Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-5491).

4.4            Certificate of Change of Address of Registered Office and of
               Registered Agent dated July 25, 1984.

4.5            Certificate of Amendment of Certificate of Incorporation dated
               April 24, 1987.

4.6            Certificate of Designation of the Company's Series A Junior
               Preferred Stock dated March 2, 1992.

4.7            Certificate of Designation of the Company's Series III Preferred
               Stock dated November 30, 1994.

4.8 Certificate of Designation of (and Certificate of Correction related thereto) the Company's Series A Preferred Stock dated
               August 5, 1998 and January 28, 1999, respectively.

4.9            Certificate of Designation of the Company's Series B Preferred
               Stock dated June 24, 1999.

5.1            Opinion of Andrews & Kurth L.L.P., counsel for Rowan Companies,
               Inc. (filed herewith).

23.1           Consent of Deloitte & Touche LLP (filed herewith).

23.2           Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24             Powers of Attorney.

99.1           Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option
               Plan incorporated by reference to Appendix C to the Company's
               Notice of Annual Meeting of Stockholders and Proxy Statements dated March 13, 1998.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth under Item 6. of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on August 3, 1999.

                                 ROWAN COMPANIES, INC.
                                 (Registrant)

                                 By: C. R. PALMER
                                     C. R. Palmer,
                                     Chairman of the Board, President and Chief
                                     Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                              Title                                Date
           ---------                              -----                                ----
         C. R. PALMER                       Chairman of the Board,                August 3, 1999
         (C. R. Palmer)                     President and Chief
                                            Executive Officer

         E. E. THIELE                       Principal Financial Officer           August 3, 1999
         (E. E. Thiele)

         WILLIAM H. WELLS                   Principal Accounting Officer          August 3, 1999
         (William H. Wells)

         *RALPH E. BAILEY                   Director                              August 3, 1999
         (Ralph E. Bailey)

         *HENRY O. BOSWELL                  Director                              August 3, 1999
         (Henry O. Boswell)

         *HANS M. BRINKHORST                Director                              August 3, 1999
         (Hans M. Brinkhorst)

         *R. G. CROYLE                      Director                              August 3, 1999
         (R. G. Croyle)

         *(H. E. LENTZ)                     Director                              August 3, 1999
         (H. E. Lentz)

         *D. F. McNEASE                     Director                              August 3, 1999
         (D. F. McNease)

         *LORD MOYNIHAN                     Director                              August 3, 1999
         (Lord Moynihan)

         *WILFRED P. SCHMOE                 Director                              August 3, 1999
         (Wilfred P. Schmoe)

         *CHARLES P. SIESS, JR.             Director                              August 3, 1999
         (Charles P. Siess, Jr.)

         *C. W. YEARGAIN                    Director                              August 3, 1999
         (C. W. Yeargain)

         *BY  C. R. PALMER
         (C. R. Palmer, Attorney-in-fact)

                                  EXHIBIT INDEX

Exhibit
Number                               Description
- ------                               -----------
4.1            Restated Certificate of Incorporation of the Company dated
               February 17, 1984 and Exhibits 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9
               below.

4.2 Bylaws of the Company, amended as of July 14, 1998, incorporated by reference to Exhibit 3 to the Company's Form 10-Q for the fiscal quarter ended June 30, 1998 (File No. 1-5491).

4.3 Rights Agreement as amended between the Company and Citibank, N.A. as Rights Agent incorporated by reference to Exhibit 4d to the Company's Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-5491).

4.4            Certificate of Change of Address of Registered Office and of
               Registered Agent dated July 25, 1984.

4.5            Certificate of Amendment of Certificate of Incorporation dated
               April 24, 1987.

4.6            Certificate of Designation of the Company's Series A Junior
               Preferred Stock dated March 2, 1992.

4.7            Certificate of Designation of the Company's Series III Preferred
               Stock dated November 30, 1994.

4.8 Certificate of Designation of (and Certificate of Correction related thereto) the Company's Series A Preferred Stock dated
               August 5, 1998 and January 28, 1999, respectively.

4.9            Certificate of Designation of the Company's Series B Preferred
               Stock dated June 24, 1999.

5.1            Opinion of Andrews & Kurth L.L.P., counsel for Rowan Companies,
               Inc. (filed herewith).

23.1           Consent of Deloitte & Touche LLP (filed herewith).

23.2           Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24             Powers of Attorney.

99.1           Rowan Companies, Inc. Restated 1988 Nonqualified Stock Option
               Plan incorporated by reference to Appendix B to the Company's
               Notice of Annual Meeting of Stockholders and Proxy Statement dated March 13, 1998.